As filed with the Securities and Exchange Commission on
June 13, 1995
                                            File No. 33-__
__________________________________________________________

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                        _______________
                             FORM S-8
   REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        _______________
                   MIRAGE RESORTS, INCORPORATED
(Exact name of registrant as specified in its charter)
                        _______________
      Nevada                             88-0058016
(State or other jurisdiction of       (IRS Employer
incorporation or organization)        Identification No.)
                        _______________
3400 Las Vegas Boulevard South, Las Vegas, Nevada 89109
(Address of principal executive offices)        (Zip Code)
                        _______________
     1995 Stock Option and Stock Appreciation Rights Plan
                 (Full title of the plan)
                        ________________
                     Bruce A. Levin, Esq.
                 Mirage Resorts, Incorporated
  3400 Las Vegas Boulevard South, Las Vegas, Nevada 89109
           (Name and address of agent for service)
                        (702) 791-7111
(Telephone number, including area code, of agent for
service)
                        ________________
                  Copies of Communications to:

                     Peter C. Walsh, Esq.
                  Mirage Resorts, Incorporated
                   3260 South Industrial Road
                    Las Vegas, Nevada  89109
                        (702) 792-4868

________________________________________________________

                                         Proposed Maximum
Title of Securities     Amount to           Offering
to be Registered      be Registered      Price per Share

Common Stock,
$.008 Par Value    3,000,000 shares (1)  $ 28.375(2)

Proposed Maximum
    Aggregate             Amount of
Offering Price         Registration Fee

$ 85,125,000(2)           $ 29,354
__________________________________________________________

(1) Pursuant to Rule 416, there is also registered hereby an indeterminate number of additional shares of Common Stock which may be issued as a result of the anti-dilution provisions set forth in the plan to which this Registration Statement relates.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low sale prices per share of the Common
     Stock on the New York Stock Exchange on June 9,
     1995.

                          PART II

    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed under the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission (the "SEC") are incorporated herein by reference and shall be deemed to be a part hereof:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

          (b)  The Registrant's Quarterly Report on Form
     10-Q for the fiscal quarter ended March 31, 1995;

          (c) The Registrant's Current Report on Form 8-K dated December 9, 1994, as amended by Amendment No. 1 thereto on Form 8-K/A dated January 23, 1995; and

          (d)  The description of the Registrant's Common
     Stock contained in the Registrant's Registration
     Statement on Form 8-A filed under Section 12 of the Exchange Act on July 23, 1980, as amended by
     Amendment No. 3 thereto, filed on October 20, 1993.

          All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

Item 4.     DESCRIPTION OF SECURITIES.

            Not applicable.

Item 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Peter C. Walsh, Esq., Assistant General
Counsel of the Registrant, has rendered his opinion to the Registrant with respect to the legality of the Common
Stock registered hereby. Mr. Walsh holds stock options to purchase 70,834 shares of the Registrant's Common Stock.

Item 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            The Nevada Revised Statutes and the Bylaws of the Registrant contain provisions for indemnification of officers, directors, employees and agents of the Registrant. The Bylaws provisions require the Registrant to indemnify such persons to the full extent permitted by Nevada law. Each person will be indemnified in any proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Registrant. Indemnification would cover expenses, including attorneys' fees, judgments, fines and amounts paid in settlement. In addition, the Registrant's
Articles of Incorporation provide that officers and directors shall not be personally liable to the Registrant or its stockholders for damages for breach of their fiduciary duty, except for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or for the payment of a dividend in violation of Nevada law.

     The Registrant maintains in effect a liability insurance policy under which officers and directors of the Registrant and its subsidiaries are generally indemnified against losses and liability (including costs, expenses, settlements and judgments) incurred by them in such capacities, individually or otherwise, other than specified excluded losses. The insurance policy will pay on behalf of the Registrant or its subsidiaries all covered losses for which the Registrant or its subsidiaries grant indemnification to any officer or director as permitted by law which the officer or director becomes legally obligated to pay on account of an indemnifiable claim. However, the policy excludes any claims or loss arising out of the filing of a registration statement under the Securities Act of 1933, as amended
(the "Securities Act"), the Exchange Act or any state Blue
Sky or securities law.

     See Item 9 of this Part II for further information concerning indemnification of directors, officers and controlling persons of the Registrant.

Item 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

Item 8.     EXHIBITS.

     4      1995 Stock Option and Stock Appreciation
            Rights Plan of the Registrant.  Incorporated
            by reference to Exhibit A to the
            Registrant's definitive Proxy Statement
            filed on April 18, 1995 under cover of
            Schedule 14A.
     5      Opinion and Consent of Peter C. Walsh, Esq.
     15     Letter from Arthur Andersen LLP re unaudited
            interim financial information.
     23.1   Consent of Arthur Andersen LLP (see page II-6).
     23.2   Consent of Coopers & Lybrand L.L.P. (see page
            II-7).
     23.3   Consent of Peter C. Walsh, Esq. (contained in
            Exhibit 5).
     24     Power of Attorney (see pages II-4 and II-5).

Item 9.     UNDERTAKINGS.

     (a)    The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that clauses (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of Item 6 of this Part II, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                        SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las
Vegas, State of Nevada, on the 12th day of June, 1995.

                              MIRAGE RESORTS, INCORPORATED


                              By: STEPHEN A. WYNN
                                  ________________________
                                  Stephen A. Wynn
                                  Chairman of the Board,
                                  President and Chief
                                  Executive Officer

                     POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints
Daniel R. Lee and Bruce A. Levin, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature               Title               Date

 STEPHEN A. WYNN      Chairman of the Board,  June 12, 1995
 ___________________   President and Chief
 Stephen A. Wynn       Executive Officer
                       (Principal Executive
                       Officer)

       Signature               Title            Date

DANIEL R. LEE        Senior Vice President- June 12, 1995
___________________   Finance and
  Daniel R. Lee       Development,Chief
                      Financial Officer
                      and Treasurer
                      (Principal Financial
                      and Accounting Officer)


ELAINE P. WYNN       Director              June 12, 1995
___________________
  Elaine P. Wynn


MELVIN B. WOLZINGER  Director              June 12, 1995
___________________
Melvin B. Wolzinger


RONALD M. POPEIL     Director              June 12, 1995
___________________
 Ronald M. Popeil


DANIEL B. WAYSON     Director              June 12, 1995
___________________
 Daniel B. Wayson


GEORGE J. MASON      Director              June 12, 1995
___________________
 George J. Mason


RICHARD D. BRONSON   Director              June 12, 1995
___________________
Richard D. Bronson

         CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 of our report dated February 8, 1995, except for Note 5, as to which the date is March 13, 1995, included in Mirage Resorts, Incorporated's Annual
Report on Form 10-K for the year ended December 31, 1994 and to all references to our Firm included in this Registration Statement.


                                      ARTHUR ANDERSEN LLP
Las Vegas, Nevada
June 12, 1995

            CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated
February 11, 1994 on our audits of the consolidated financial statements and financial statement schedule of Mirage Resorts, Incorporated as of December 31, 1993, and for the years ended December 31, 1993 and 1992, which report is included in the Company's Annual Report on Form
10-K for the fiscal year ended December 31, 1994. We also consent to the reference to our firm in the Prospectus under the caption "Experts."


COOPERS & LYBRAND L.L.P.
Los Angeles, California
June 12, 1995